Exhibit 99.1

Tri-S Security Corp. Announces Receipt of NASDAQ Panel Decision to Delist

Common Stock

ATLANTA, June 05,2009 /PRNewswire-FirstCall/ — Tri-S Security Corp. (NASDAQ: TRIS), a provider of security services for government entities, today announced that it received written notification on June 3, 2009, that a NASDAQ Listing Qualifications Panel has determined to delist the Company’s securities from The Nasdaq Capital Market, effective as of the open of business on Friday, June 5, 2009. The delisting is the result of the Company’s failure to meet the $2.5 million stockholders’ equity requirement or one of the alternative continued listing criteria set forth in NASDAQ Marketplace Rule 4310(c)(3).

The Company has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter, that its securities are immediately eligible for quotation in the Pink Sheets effective as of the open of business on June 5, 2009. The Company’s common stock will continue to trade in the Pink Sheets under the symbol TRIS.

The Company’s securities may, in the future, also be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the Company’s securities files an application to register and quote the securities and such application is cleared by FINRA. The Company is in the process of engaging a market maker and causing the required application to be filed with FINRA for quotation of the Company’s securities on the OTCBB.

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. is a provider of security services for government entities. Security services include uniformed guards, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. Tri-S Security assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries. Tri-S Security’s management leverages highly trained government officers, experienced industry leaders, proven financial executives and infrastructure experts to consolidate the fragmented security industry into one efficient and effective security force.

About Pink OTC Markets Inc.

Pink OTC Markets Inc. operates an inter-dealer electronic quotation and trading system in the over-the-counter (“OTC”) securities market. It is not registered with the Securities and Exchange Commission (the “SEC”) as a stock exchange or a broker-dealer firm. More information is available at http://www.pinksheets.com, www.pinkotc.com or http://www.otcqx.com.

About the OTCBB

The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. It is a quotation medium for subscribing members, not an issuer listing service. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the SEC, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, and the Quarterly Reports on Form 10-Q filed subsequent thereto. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the SEC by visiting http://www.sec.gov.